                                                                    EXHIBIT 23.1


     CONSENT OF GRANT THORNTON LLP, INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated April 9, 1999, accompanying the consolidated financial statements included in the Annual Report of CompuTrac, Inc. on Form 10-KSB for the year ended January 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statements of CompuTrac, Inc. on Form S-8 (File Nos. 33-40732; 33-40734; 33-02906; 33-07319;
33-61577).


GRANT THORNTON LLP

Dallas, Texas
May 14, 1999